AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
JUNE 25, 1996.
                                                   REGISTRATION  NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ALLWASTE, INC.
             (Exact name of registrant as specified in its charter)

                                      4212
                          (Primary Standard Industrial
                           Classification Code Number)

           DELAWARE                                            74-2427167
 (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                           5151 SAN FELIPE, SUITE 1600
                              HOUSTON, TEXAS 77056
                                 (713) 623-8777
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                        TARGET 2000: ONE, TWO, FOUR PLAN
                              (Full Title of Plan)

                               WILLIAM L. FIEDLER
                                 ALLWASTE, INC.
                 VICE PRESIDENT, GENERAL COUNSEL, AND SECRETARY
                           5151 SAN FELIPE, SUITE 1600
                              HOUSTON, TEXAS 77056
                                 (713) 623-8777
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED MAXIMUM           PROPOSED
               TITLE OF                        AMOUNT TO             OFFERING           MAXIMUM AGGREGATE         AMOUNT OF
      SECURITIES TO BE REGISTERED         BE REGISTERED(1) (2)  PRICE PER SHARE(3)      OFFERING PRICE(2)     REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per                44,780                $4.375               $195,912.50             $100.00
share
================================================================================================================================

(1) These 44,780 shares (the "Shares") of Allwaste, Inc. (the "Company") common stock, par value $.01 per share (the "Common Stock"), will be issued as restricted stock grants to certain employees pursuant to the Company's Target 2000: One, Two, Four Plan (the "Plan"). The Shares will be issued as treasury shares.
         The Company currently has 1,185,085 shares of Common Stock in treasury.

(2) Pursuant to Rule 429, the prospectus which constitutes part of this Registration Statement also includes an aggregate of 305,315 shares of Common Stock, registered under Registration Statement on Form S-8 (No. 33-65451), which became effective on December 28, 1995 (the "Previous Registration Statement"), which Previous Registration Statement is incorporated herein by reference.

(3) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low per share sale prices of the Common Stock, as reported by the New York Stock Exchange, on June 21, 1996, or $4.375 per share. Pursuant to Rule 457(h), the registration fee is calculated with respect to the maximum number of the registrant's securities issuable under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Pursuant to Rule 429, the prospectus which constitutes part of this Registration Statement also includes an aggregate of 305,315 shares of the Common Stock, registered under Registration Statement on Form S-8 (No. 33-65451), which became effective on December 28, 1995 (the "Previous Registration Statement"), which Previous Registration Statement is incorporated herein by reference.

ITEM 8.  EXHIBITS.

     EXHIBIT
      NUMBER           EXHIBIT DESCRIPTION
     -------           -------------------
       23.1   --       Consent of Arthur Andersen LLP

       24.1   --       Power of Attorney (included on the signature page hereto)

                                       -2-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 24th day of June, 1996.

                                           ALLWASTE, INC.

                                           By: /s/ ROBERT M. CHISTE
                                                   Robert M. Chiste
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Allwaste, Inc., do hereby constitute and appoint Robert M. Chiste or William L. Fiedler or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement, including specifically, without limitation, power and authority to sign for any of us, in our names in the capacities indicated below, any and all amendments hereto; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 24th day of June, 1996.

/s/ R. L. NELSON, JR.                   Chairman of the Board of Directors
    R. L. Nelson, Jr.

/s/ ROBERT M. CHISTE                    President and Chief Executive Officer;
    Robert M. Chiste                    Director (Principal Executive Officer)

/s/ T. WAYNE WREN, JR.                  Senior Vice President -- Chief Financial
    T. Wayne Wren, Jr.                  Officer and Treasurer
                                        (Principal Financial Officer)

/s/ MICHAEL W. RAMIREZ                  Vice President and Controller
    Michael W. Ramirez                  (Principal Accounting Officer)

/s/ MICHAEL A. BAKER                    Director
    Michael A. Baker

/s/ RICARDO J. BESQUIN                  Director
    Ricardo J. Besquin

/s/ JOHN U. CLARKE                      Director
    John U. Clarke

/s/ ROBERT L. KNAUSS                    Director
    Robert L. Knauss

/s/ FRANK A. ROSSI                      Director
    Frank A. Rossi

/s/ THOMAS J. TIERNEY                   Director
    Thomas J. Tierney

/s/ T. MICHAEL YOUNG                    Director
    T. Michael Young


                                  EXHIBIT INDEX

     EXHIBIT
      NUMBER                  EXHIBIT DESCRIPTION
     -------                  -------------------
       23.1     --     Consent of Arthur Andersen LLP

       24.1     --     Power of Attorney (included on the signature page hereto)

                                       -5-